                                                                    EXHIBIT 12.1


            COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED CHARGES
                          AND PREFERRED STOCK DIVIDENDS

                             (DOLLARS IN THOUSANDS)



                                                                              Historical                        Pro Forma
                                                 ----------------------------------------------------------     ---------

                                                                     For the Year Ended December 31,
                                                 -----------------------------------------------------------------------
                                                  1993         1994         1995         1996         1997        1997
                                                 ------       ------      -------      -------      -------      -------
Income (loss) before income taxes, minority
    interest and extraordinary item              (2,424)      (3,596)     (12,793)     (18,441)     (19,502)     (22,947)

    Fixed Charges:

Interest expense                                  3,141        4,975       14,132       20,164       20,760       22,448

Interest portion of rental expense                   88          113          264          428          464          464

Dividends on unconsolidated subsidiary               --           --           --          101          101          101

                                                 ------       ------      -------      -------      -------      -------
Earnings                                            805        1,492        1,603        2,252        1,823           66

Fixed charges:

    Interest expense                              3,141        4,975       14,132       20,164       20,760       22,448

    Interest portion of rental expense               88          113          264          428          464          464

    Dividends on unconsolidated subsidiary           --           --           --          101          101          101

                                                 ------       ------      -------      -------      -------      -------
Total Fixed Charges                               3,229        5,088       14,396       20,693       21,325       23,013

Ratio of Earnings to Fixed Charges                  n/a          n/a          n/a          n/a          n/a          n/a

Earnings inadequate to cover fixed charges:
        Fixed Charges                             3,229        5,088       14,396       20,693       21,325       23,013
        Earnings                                    805        1,492        1,603        2,252        1,823           66
                                                 ------       ------      -------      -------      -------      -------
        Amount earnings inadequate               (2,424)      (3,596)     (12,793)     (18,441)     (19,502)     (22,947)
                                                 ======       ======      =======      =======      =======      =======

                                                        Historical        Pro Forma
                                                   -------------------    ---------

                                                     For Six Months Ended June 30,
                                                   --------------------------------
                                                    1997         1998        1998
                                                   ------       ------      -------
Income (loss) before income taxes, minority
    interest and extraordinary item                (7,106)      (9,934)     (11,943)

    Fixed Charges:

Interest expense                                    9,740       10,223       10,989

Interest portion of rental expense                    232          232          232

Dividends on unconsolidated subsidiary                 50           50           50

                                                   ------       ------      -------
Earnings                                            2,916          571         (672)

Fixed charges:

    Interest expense                                9,740       10,223       10,989

    Interest portion of rental expense                232          232          232

    Dividends on unconsolidated subsidiary             50           50           50

                                                   ------       ------      -------
Total Fixed Charges                                10,022       10,505       11,271

Ratio of Earnings to Fixed Charges                    n/a          n/a          n/a

Earnings inadequate to cover fixed charges:
        Fixed Charges                              10,022       10,505       11,271
        Earnings                                    2,916          571         (672)
                                                   ------       ------      -------
        Amount earnings inadequate                 (7,106)      (9,934)     (11,943)
                                                   ======       ======      =======